CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our Firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Advisors Series Trust regarding the Prospectus and Statement of Additional Information of Stewart Investors Worldwide Leaders Sustainability Fund, a series of the Advisors Series Trust.

    /s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
November 7, 2022